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                                                                  EXHIBIT (j)(2)



                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 11, 2000, relating to the financial statements and financial highlights, which appears in the December 31, 1999 Annual Report to Shareholders of Van Kampen Limited Maturity Government Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois
April 19, 2002